EXHIBIT 3.2.1

FOURTH AMENDED AND RESTATED

OPERATING AGREEMENT

OF

NEDAK ETHANOL, LLC

Effective December 31, 2011

FOURTH AMENDED AND RESTATED
OPERATING AGREEMENT
OF
NEDAK ETHANOL, LLC

i

5.6 Restricton on Authority of Directions	20
5.7 Meetings	21
5.8 Notice	21
5.9 Conduct of Meeting	21
5.10 Quorum	21
5.11 Manner of Acting: Informal Action	21
5.12 Presumption of Assent	22
5.13 Removal of Directors	22
5.14 Vacancies	22
5.15 Compensation	22
5.16 Committees: Authority	22
5.17 Voting: Potential Financial Interest	22
5.18 Duties and Obligations of Directors	22
5.19 Chairman and Vice Chairman	23
5.20 President and General Manager	23
5.21 Chief Financial Officer	23
5.22 Secretary: Assistant Secretary	23
5.23 Vice President	24
5.24 Delegation	24
5.25 Execution of Instruments	24
5.26 Limitation of Liability: Indemnification	24

ARTICLE VI. MEMBERSHIP UNITS: MEMBERS	25
6.1 Membership Units	25
6.2 Certificates; Surrender for Transfer	25
6.3 Members	25
6.4 Additional Members	26
6.5 Members' Voting Rights	26
6.6 Member Meetings	26
6.7 Place of Meeting	26
6.8 Conduct of Meetings	26
6.9 Notice	26
6.10 Contents of Notice	27
6.11 Adjourned Meetings	27
6.12 Waiver of Notice	27
6.13 Fixing of Record Date	27
6.14 Quorum and Proxies	28
6.15 Voting: Action by Members	28
6.16 Continuation of the Company	28
6.17 Redemption of Class A Preferred Units	28
6.18 No Other Member Right of Redemption or Return of Capital	31
6.19 Waiver of Dissenters Rights	31
6.20 Loans	31
6.21 Actions Without a Meeting by Members	31
6.22 Conversion	31

ii

ARTICLE VII. ACCOUNTING, BOOKS AND RECORDS	33
7.1 Accounting, Books and Records	33
7.2 Delivery to Members and Inspection	34
7.3 Reports	34
7.4 Tax Matters	35
7.5 Withholding	35

ARTICLE VIII. AMENDMENTS	36
8.1 Amendments	36

ARTICLE IX. TRANSFERS	36
9.1 General Restrictions	36
9.2 Not Binding Until Entered in Company Books	36
9.3 Pledge of Units Allowed	36
9.4 Prohibited Transfers	36
9.5 Indemnification	37
9.6 Transferee Subject to Transfer Restrictions	37
9.7 Unit Transfer Policy	37
9.8 No Dissolutions or Termination	37
9.9 Rights of Unadmitted Assignees	37
9.10 Admission of Substitute Members	37

ARTICLE X. DISSOLUTION AND WINDING UP	38
10.1 Dissolution	38
10.2 Winding Up	38
10.3 Compliance with Certain Requirements of Regulations: Deficit Capital Accounts	39
10.4 Deemed Distribution and Recontribution	39
10.5 Rights of Unit Holders	40
10.6 Allocations During Period of Liquidation	40
10.7 Character of Liquidating Distributions	40
10.8 The Liquidator	40
10.9 Forms of Liquidating Distributions	40

ARTICLES XL MISCELLANEOUS	40
11.1 Notices	40
11.2 Binding Effect	41
11.3 Construction	41
11.4 Headings	41
11.5 Severability	41
11.6 Incorporation By Reference	41
11.7 Variation of Terms	41
11.8 Governing Law	41
11.9 Waiver of Jury Trial	41
11.10 Counterpart Execution	41
11.11 Specific Performance	42
11.12 No Third Party Rights	42

iii

FOURTH AMENDED AND RESTATED
OPERATING AGREEMENT
OF
NEDAK ETHANOL, LLC

THIS FOURTH AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) is entered into effective as of the 31st day of December, 2011, by NEDAK Ethanol, LLC, a Nebraska limited liability company (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the meaning set forth in Section 1.10.

WHEREAS, the Members adopted an Operating Agreement on December 23, 2003, which was subsequently amended and restated on December 15, 2005, further amended on April 16, 2006, further amended on July 18, 2007, and further amended on March 4, 2009 (the “Third Amended and Restated Operating Agreement”); and

WHEREAS, the Board desires to amend the Third Amended and Restated Operating Agreement pursuant to Section 8.1 of the Third Amended and Restated Operating Agreement.

NOW THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.  THE COMPANY

1.1           Formation.  The Company was formed as a Nebraska limited liability company by filing Articles of Organization with the Nebraska Secretary of State on December 15, 2003.  This Agreement amends and replaces in its entirety the Amended and Restated Operating Agreement.

1.2           Name.  The name of the Company is “NEDAK Ethanol, LLC,” and all business of the Company shall be conducted in such name.

1.3           Purposes; Powers.  The nature of the business and purposes of the Company are to:  (i) own, construct, operate, lease, finance, contract with, and/or invest in ethanol production and by-product production facilities; (ii) process feedstock into ethanol and related by-products, and market such ethanol and by-products; and (iii) engage in any other business and investment activity in which a Nebraska limited liability company may lawfully be engaged, as determined by the Board.  The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to, and in furtherance of, the purposes of the Company as set forth in this Section 1.3.

1.4           Principal Place of Business.  The Company shall continuously maintain a principal place of business in the State of Nebraska, at such location as the Board may determine.  Any documents required by the Act to be maintained by the Company shall be maintained at the Company’s principal place of business.

1.5           Term.  The term of the Company commenced on the date the Articles were filed with the Nebraska Secretary of State, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Article X of this Agreement.

1.6           Registered Agent.  The Company shall continuously maintain a registered office and a registered agent for service of process in the State of Nebraska and in any other state in which it is required by law to do so.  The name and address of the Company’s initial Registered Agent in Nebraska shall be Jerome Fagerland at the Company’s principal place of business.  Such Registered Agent may be changed and designated by the Board from time to time by resolution of the Board.

1.7           Title to Property.  All Property owned by the Company shall be owned by the Company as an entity and not in the name of any Member, and no Member shall have any ownership interest in such Property, except as a Member of the Company.  Each Member’s interest in the Company shall be personal property for all purposes, as specified in the Act.

1.8           Payment of Individual Obligations.  The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.

1.9           Independent Activities; Transactions With Affiliates.

(a)           The Directors shall be required to devote such time to the business and affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that they deem appropriate in their discretion.

(b)           Neither this Agreement nor any activity undertaken pursuant hereto shall:  (i) prevent any Member or Director or their Affiliates from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any other Member; or (ii) require any Member or Director to permit the Company or any other Director or Member or their Affiliates to participate in any such activities.  Except as expressly provided in this Section 1.9(b), as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes and renounces any such right or claim of participation.

(c)           No contract or transaction between the Company and one or more of its Members, or between the Company and any other Person in which one or more of the Members is a director, manager or officer, or in which such Member has a financial interest, shall be void or voidable (i) solely because of such relationship, (ii) solely because a Director appointed or elected by such Member is present at, or participates in, the meeting of the Directors at which such contract or transaction is authorized, or (iii) solely because a Director appointed or elected by such Member votes are counted for such authorization; provided, however, the material facts as to the relationship are disclosed to the Directors and a majority of the disinterested Directors authorize such contract or transaction, regardless of whether the disinterested Directors constitute a quorum.

1.10           Definitions.  Capitalized words and phrases used in this Agreement have the following meanings:

(a)           “Act” means the Nebraska Limited Liability Company Act, as amended from time to time, or any corresponding provisions of any succeeding law.

(b)           “Adjusted Capital Account” means the Capital Account balance of a Preferred Unit Holder attributable to such Preferred Unit Holder’s Preferred Unit increased by such Preferred Unit Holder’s share of Company Minimum Gain attributable to such Preferred Unit Holder’s Preferred Unit.

(c)           “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:  (i) crediting to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) debiting to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.  The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(d)           “Adjusted Capital Contribution” means the amount of Capital Contributions listed on Exhibit A for each Preferred Unit Holder attributable to such Preferred Unit Holder’s Preferred Units minus (i) the Capital Contributions attributable to such Preferred Unit Holder’s Preferred Units redeemed pursuant to Section 6.17, and (ii) all distributions to such Preferred Unit Holder pursuant to Section 10.2(c).

(e)           “Affiliate” means, with respect to any Person or entity:  (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or entity; (ii) any officer, director, general partner, member or trustee of any such Person or entity; or (iii) any Person or entity who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence.  For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect a majority of the directors, managers, or persons exercising similar authority with respect to such Person or entities.

(f)           “Agreement” means the Company’s Fourth Amended and Restated Operating Agreement, dated ___________ as amended from time to time.

(g)           “Articles” means the Company’s Amended and Restated Articles of Organization on file with the Nebraska Secretary of State’s Office, as amended from time to time.

(h)           “Assignee” means a transferee of a Unit who is not admitted as a Substitute Member pursuant to Section 9.10 of this Agreement.

(i)           “Board” means collectively the Directors of the Company then serving in office.

(j)           “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3 of this Agreement.

(k)           “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars), and the initial Gross Asset Value of any assets or property other than money, contributed by the Member or such Member’s predecessors in interest to the Company, (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Unit(s) held or purchased by such Member, including additional Capital Contributions.

(m)           “Class A Preferred Unit” means Units designated as such on Exhibit A and having the rights and privileges provided in this Agreement for such class.

(n)           “Class A Preferred Unit Rate” means ten percent (10%).

(l)           “Class A Unit Holder” means any holder of at least one Class A Preferred Unit.

(p)           “Class B Preferred Unit” means Units designated as such on Exhibit A and having the rights and privileges provided in this Agreement for such class.

(q)           “Class B Preferred Unit Rate” means twelve percent (12%).

(o)           “Class B Unit Holder” means any holder of at least one Class B Preferred Unit.

(o)           “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(o)           “Common Unit” means the Units designated as such on Exhibit A and having the rights and privileges provided in this Agreement for such class.

(p)           “Company” means NEDAK Ethanol, LLC, a Nebraska limited liability company.

(q)           “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

(r)           “Debt” means:  (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by notes, bonds or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company, whether or not the Company has assumed or become liable for the obligations secured thereby; (iv) any obligation under any interest rate swap agreement or other derivative; (v) accounts payable; and (vi) obligations, contingent or otherwise, under direct or indirect guarantees of indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above.  Notwithstanding the foregoing, however, Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.

(s)           “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.

(t)           “Director” means any Person who:  (i) is elected as a Director pursuant to Article V of this Agreement or who has otherwise become a Director pursuant to the terms of this Agreement; and (ii) has not ceased to be a Director pursuant to the terms of this Agreement.  “Directors” mean all such Persons.  For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.

(u)           “Dissolution Event” shall have the meaning set forth in Section 10.1 of this Agreement.

(v)           “Effective Date” means December 31, 2011.

(w)           “Facilities” means the ethanol and by-product production facilities to be constructed and operated by the Company in or around Atkinson, Nebraska and O’Neill, Nebraska, and any other such facilities used by the Company.

(x)            “Fiscal Year” means:  (i) any twelve-month period commencing on January 1 and ending on December 31; and (ii) the period commencing on the immediately preceding January 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Article X of this Agreement, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.

(y)           “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

(z)           “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:  (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors; (ii) The Gross Asset Values of all Company assets may, in the discretion of the Directors, be adjusted to equal their respective gross fair market values (taking

Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) upon the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) upon the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company; and (C) upon the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased or decreased, as applicable, to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(g) of this Agreement; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).  If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (i), (ii), or (iv) of this paragraph, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

(aa)           “Initial Redemption Notice” has the meaning set forth in Section 6.17(b) of this Agreement.

(bb)           “Issuance Items” has the meaning set forth in Section 3.3(h) of this Agreement.

(cc)           “Lending Agreement” shall mean any and all agreements pursuant to which a party has loaned the Company money.

(dd)           “Liquidation Period” has the meaning set forth in Section 10.6 of this Agreement.

(ee)           “Liquidator” has the meaning set forth in Section 10.8 of this Agreement.

(ff)           “Mandatory Redemption Notice” has the meaning set forth in Section 6.17(b) of this Agreement.

(gg)           “Mandatory Units” has the meaning set forth in Section 6.17(b) of this Agreement.

(hh)           “Member” means any Person:  (i) whose name is set forth as such on Exhibit “A” attached hereto or as it may be amended from time to time, or who has become a Member pursuant to the terms of this Agreement; and (ii) who is the owner of one or more Units and has not ceased to be a Member pursuant to the terms of this Agreement.  “Members” means all such Persons.

(ii)           “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses,” the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company as required by the Act.  The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as “Preferred Units” and “Common Units” and any other units the Company may properly authorize and issue in accordance with this Agreement.

(jj)           “Membership Interest” means collectively, the Membership Economic Interest and the Membership Voting Interest.

(kk)           “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or as required by the Act.

(ll)           “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for Company expenses, debt payments, capital improvements, replacements and contingencies, all as reasonably determined by the Directors, plus any reduction in the amount of reserves, all as may be reasonably determined by the Directors.  “Net Cash Flow” shall not be reduced by Depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established.

(mm)           “New Securities” means Units of the Company, and rights, options or warrants to purchase Units of the Company, and securities of any type whatsoever that are, or may become, convertible or exchangeable into Units

(nn)           “Non-Preferred Units” means all Units other than the Preferred Units or any other class of Units that receives distributions prior to the holders of Common Units receiving distributions.

(oo)           “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

(pp)           “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

(qq)           “Officer” has the meaning set forth in Section 5.24 of this Agreement.

(rr)           “Percentage Interest” means, as to each Unit Holder, a fraction, the numerator of which is the number of Units held by such Unit Holder and the denominator of which is the number of Units held by all Unit Holders, as set forth on Exhibit A hereto, as may be amended from time to time pursuant to the terms hereof.

(ss)           “Permitted Transfer” has the meaning set forth in Section 9.1 of this Agreement.

(tt)           “Person” means any individual, general or limited partnership, joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.

(uu)           “Preferred Return” means, with respect to a Preferred Unit Holder with Adjusted Capital Contributions, a per annum return equal to the product of (x) such Preferred Unit Holder’s from time to time Adjusted Capital Contribution multiplied by (y) the Preferred Unit Rate.  Such return will accrue on a daily basis.

(vv)           “Preferred Units” means Class A Preferred Units and Class B Preferred Units.  “Preferred Unit” means any such unit.

(ww)           “Preferred Unit Holder” means the Unit Holder with respect to a Preferred Unit.  “Preferred Unit Holders” means all such Unit Holders with respect to Preferred Units.

(xx)           “Preferred Unit Rate” means, with respect to Class A Preferred Units, the Class A Preferred Unit Rate, and, with respect to the Class B Preferred Units, the Class B Preferred Unit Rate.

(vv)           “Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections

3.3, 3.4 and 3.5 of this Agreement shall not be taken into account in computing Profits or Losses.  The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3, 3.4 and 3.5 of this Agreement shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

(ww)         “Property” means all real and personal property owned or acquired by the Company (including cash), and any improvements thereto, and shall include both tangible and intangible property.

(xx)           “Redemption Date” has the meaning set forth in Section 6.17(b) of this Agreement.

(yy)          “Redemption Period” has the meaning set forth in Section 6.17(a) of this Agreement.

(zz)           “Redemption Price” has the meaning set forth in Section 6.17(a) of this Agreement.

(aaa)         “Redemption Units” has the meaning set forth in Section 6.17(a) of this Agreement.

(bb)           “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

(ccc)         “Regulatory Allocations” has the meaning set forth in Section 3.4 of this Agreement.

(ddd)        “Securities Act” means the Securities Act of 1933, as amended, or any applicable federal or state laws.

(eee)         “Tax Matters Member” has the meaning set forth in Section 7.4 of this Agreement.

(fff)           “Tendered Units” has the meaning set forth in Section 6.17(b) of this Agreement.

(ggg)        “Tendering Holding” has the meaning set forth in Section 6.17(b) of this Agreement.

(hhh)        “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, to voluntarily or involuntarily transfer, give, sell, exchange, assign, pledge, bequest, hypothecate or otherwise dispose of.

(iii)            “Transfer Restrictions” means the restrictions on Transfer of Units in Article IX and the Unit Transfer Policy attached as Exhibit “C.”

(jjj)           “Unit” means a unit evidencing a Member’s Membership Interest in the Company.

(kkk)        “Unit Holder” means any Person who is the owner of one or more Common Units or Preferred Units.  “Unit Holders” means all such Persons. The names of all Unit Holders shall be set forth as such on Exhibit “A” attached hereto or as it may be amended from time to time.

(lll)           “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.

(mmm)     “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

(nnn)       “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

(ooo)       “Unit Holder Register” means the register maintained by the Company at its principal office or by the Company’s duly appointed agent, setting forth the name, address and Capital Contributions of each Unit Holder (or such Unit Holder’s predecessors in interest), and the number of Units, certificate number(s) and date of issuance of Units issued to each Unit Holder, which register shall be modified from time to time as additional Units are issued and as Units are Transferred pursuant to this Agreement.

(ppp)       “Unit Transfer Policy” is the policy governing the Transfer of Units and attached as Exhibit “C.”

ARTICLE II.  CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

2.1           Initial Capital Contributions.  The name, address, Capital Contribution and Units quantifying the Membership Interest of each of the Members are set forth on Exhibit “A” attached hereto, and shall also be set forth on the Unit Holder Register.

2.2           Additional Capital Contributions; Additional Units.  No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital.  Subject to Section 5.6, additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Persons acquiring such Units.

2.3           Capital Accounts.  A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

(a)           To each Unit Holder’s Capital Account there shall be credited:  (i) such Unit Holder’s Capital Contributions; (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 3.3, 3.4 and 3.5 of this Agreement; and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;

(b)           To each Unit Holder’s Capital Account there shall be debited:  (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 3.3, 3.4 and 3.5 of this Agreement; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

(c)           In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

(d)           In determining the amount of any liability for purposes of subparagraphs (a) and (b) above, Code Section 752(c) and any other applicable provisions of the Code and Regulations shall be taken into account.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent therewith.  In the event the Board  determines that it is prudent to modify the manner in which Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Board may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article X of this Agreement upon the dissolution of the Company.  The Board also shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

ARTICLE III.  ALLOCATIONS

3.1           Profits.  After giving effect to the special allocations in Sections 3.3, 3.4 and 3.5 of this Agreement, the Profits of the Company for any Fiscal Year shall be allocated as follows:

(a)           First, to the Unit Holders who were allocated Losses pursuant to Section 3.2(d) to the extent of and in proportion to the Losses allocated pursuant to Section 3.2(d) until all such Losses have been recovered;

(b)           Second, to the Preferred Unit Holders in proportion to the amounts by which each such Preferred Unit Holder’s Capital Account attributable to such Preferred Unit Holder’s Preferred Unit is less than such Preferred Unit Holder’s Adjusted Capital Contributions until each such Preferred Unit Holder’s Capital Account attributable to such Preferred Unit Holder’s Preferred Unit equals such Preferred Unit Holder’s Adjusted Capital Contributions;

(c)           Third, to the Preferred Unit Holders to the extent of and in proportion to the amounts equal to (i) the amount of each such Preferred Unit Holder’s accrued Preferred Return as of the end of the period for which the allocation is being made, minus (ii) any previous allocations made to such Preferred Unit Holder pursuant to this Section 3.1(c), plus (iii) any allocations made to such Preferred Unit Holder pursuant to Section 3.2(b);

(d)           Fourth, to the Unit Holders who were allocated Losses in excess of each such Unit Holder’s Percentage Interest pursuant to Section 3.2(a) to the extent of and in proportion to the Losses allocated to such Unit Holders in excess of each such Unit Holder’s Percentage Interest, until all such Losses have been recovered; and

(e)           Fifth, to the Unit Holders pro rata in proportion to each such Unit Holder’s Percentage Interest as of the end of the period for which the allocation is being made.

3.2           Losses.  After giving effect to the special allocations in Sections 3.3, 3.4 and 3.5 of this Agreement, Losses of the Company for any Fiscal Year shall be allocated as follows:

(a)           First, to the Unit Holders pro rata in proportion to each such Unit Holder’s Percentage Interest; provided, however, no Losses shall be allocated under this Section 3.2(a) to any Preferred Unit Holder which would cause or increase the amount of such Preferred Unit Holder’s Adjusted Capital Account to be less than the sum of such Preferred Unit Holder’s Adjusted Capital Contributions plus such Member’s accrued unpaid Preferred Return;

(b)           Second, to the Preferred Unit Holders pro rata in proportion to the amount of each such Preferred Unit Holder’s accrued unpaid Preferred Return until each such Preferred Unit Holder’s Adjusted Capital Account equals such Preferred Unit Holder’s Adjusted Capital Contributions;

(c)           Third, to the Preferred Unit Holders pro rata in proportion to their positive Adjusted Capital Account balance until each Preferred Unit Holder’s Adjusted Capital Account is reduced to zero; and

(d)           Fourth, to the Unit Holders who bear the economic risk of loss in accordance with the applicable Treasury Regulations.

3.3           Special Allocations.  The following special allocations shall be made in the following order:

(a)           Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto.  The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations.  This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b)           Unit Holder Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto.  The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations.  This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c)           Qualified Income Offset.  In the event any Unit Holder unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Unit Holder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Unit Holder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.3(c) were not in the Agreement.

(d)           Gross Income Allocation.  In the event any Member has an Adjusted Capital Account Deficit at the end of any Fiscal Year which is in excess of the sum of:  (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, then in such circumstance each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article III have been made as if Sections 3.3(c) and 3.3(d) were not in this Agreement.

(e)           Nonrecourse Deductions.  Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.

(f)           Unit Holder Nonrecourse Deductions.  Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g)           Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h)           Allocations Relating to Taxable Issuance of Company Units.  Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

3.4           Regulatory Allocations.  The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations.  It is the intent of the Unit Holders that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4.  Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the Board shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Unit Holder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unit Holder would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).

3.5           Loss Limitation.  Losses allocated pursuant to Section 3.2 of this Agreement shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year.  In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 of this Agreement, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

3.6           Other Allocation Rules.

(a)           For purposes of determining Profits, Losses and any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Board using any permissible method under Code Section 706 and the Regulations thereunder.

(b)           The Unit Holders are aware of the income tax consequences of the allocations made by this Article III and hereby agree to be bound by the provisions of this Article III in reporting their shares of Company income and loss for income tax purposes.

(c)           Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company Profits shall be deemed to be as provided in the Capital Accounts.  To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Board shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.

3.7           Tax Allocations; Code Section 704(c).  In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value.  In the event the Gross Asset Value of any Company asset is determined or adjusted pursuant to subparagraph (i), (ii), or (iv) of the definition of Gross Asset Value in Section 1.10(z) of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.  Any elections or other decisions relating to such allocations shall be made by the Board in any manner that reasonably reflects the purpose and intention of this Agreement.  Allocations pursuant to this Section 3.7 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

3.8           Tax Credit Allocations.  All income tax credits with respect to the Company’s property or operations shall be allocated among the Unit Holders in accordance with their respective Percentage Interests for the Fiscal Year during which the expenditure, production, sale or other event giving rise to such credits occurs.  This Section 3.8 is intended to comply with the applicable tax credit allocation principles of Regulations Section 1.704-1(b)(4)(ii) and shall be interpreted consistently therewith.

ARTICLE IV.  DISTRIBUTIONS

4.1           Net Cash Flow.  Subject to the terms and conditions of any applicable loan covenants and restrictions, the Board, in its sole discretion, shall make distributions of Net Cash Flow, if any, to the Unit Holders as follows:

(a)           First, to the Unit Holders an amount sufficient for the Unit Holders to satisfy their respective income tax liabilities arising by virtue of the allocations in Section 3.1 hereof, assuming each Unit Holder is subject to tax at the highest marginal federal income tax bracket for married individuals filing jointly and at the highest such marginal rate applicable to Nebraska residents.  Any Net Cash Flow of the Company to be distributed pursuant to this Section 4.1(a) shall be distributed among the Unit Holders, pro rata in proportion to the taxable income allocated to each such Unit Holder from the Company with respect to the taxable year for which the distribution is being made. Distributions made pursuant to this Section 4.1(a) may not be in proportion to the Unit Holders’ Percentage Interests. Any distributions made pursuant to this Section 4.1(a) shall be treated as a prepayment of the distributions such Unit Holder is to receive pursuant to Sections 4.1(b) and 4.1(c);

(b)           Second, to the Preferred Unit Holders in proportion to their respective accrued unpaid Preferred Return as of the date of such distribution until such time as each Preferred Unit Holder has received in the aggregate cumulative distributions pursuant to Section 4.1(a) (to the extent such distribution is treated as a prepayment of a distribution pursuant to this Section 4.1(b)) and this Section 4.1(b) in an amount equal to such Unit Holder’s accrued unpaid Preferred Return as of the date of such distribution; and

(c)           Third, to the Unit Holders in proportion to their respective Percentage Interest; provided, however, that a Unit Holder shall not receive a distribution pursuant to this Section 4.1(c) until the amount of the distributions that such Unit Holder would have received pursuant to this Section 4.1(c) is equal to the amount of distributions such Unit Holder received pursuant to Section 4.1(a) which were treated as a prepayment of the distributions pursuant to this Section 4.1(c).

4.2           Amounts Withheld.  All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement.  The Company is authorized to withhold from payments and distributions, or with respect to allocations, to the Unit Holders and to pay over to any federal, state, local or foreign government, any amounts required to be so withheld, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3           Limitations on Distributions.  The Company shall make no distributions to the Unit Holders except as provided in this Article IV and in Article X of this Agreement.  Notwithstanding any other provision of this Agreement, no distribution shall be made (i) unless permitted under the Lending Agreements, or such restriction is waived by the proper lender or (ii) unless permitted to be made under the Act.

4.4           Guaranteed Payment.  In the event the Company is liquidated or the Company exercises its redemption option pursuant to Section 6.17 hereof and, as of such date, (A) the cumulative Preferred Return as to a Preferred Unit Holder exceeds (B) the amount by which the cumulative Profits allocated to such Preferred Unit Holder pursuant to Section 3.1(c) exceeds the cumulative Losses allocated to such Preferred Unit Holder pursuant to Section 3.2(b), then the portion of the Redemption Price payable pursuant to Section 6.17 or the portion of the liquidation amount payable pursuant to Section 10.2(b) equal to the difference of (A) over (B) shall be paid to such Preferred Unit Holder as a payment for the use of such Preferred Unit Holder’s capital.  Amounts paid pursuant to this Section 4.4 are intended to constitute guaranteed payments within the meaning of Section 707(c) of the Code.

ARTICLE V.  MANAGEMENT

5.1           Directors.  Except as otherwise provided in this Agreement or required by law, the Board shall direct the business and affairs and exercise all of the powers of the Company, and shall adopt such policies, rules, regulations and actions as they deem advisable.  Subject to Section 5.6 of this Agreement and any other express provisions of this Agreement to the contrary, the business and affairs of the Company shall be managed by and under the direction of the Directors and not by the Members.

5.2           Number of Directors.  The number of Directors shall be not less than twelve (12) nor more than eighteen (18) Members, the number of which shall be set by resolution of the Board, and elected by the Members in accordance with Section 5.3.

5.3           Election of Directors.

(a)           Members shall have the right to elect Directors.  At each election for Directors, every Member entitled to vote at such election shall have the right to vote in person or by proxy, the number of Units owned by him or her for as many persons as there are Directors to be elected and for whose election he or she has a right to vote, or to cumulate his or her votes by giving one candidate as many votes as the number of such Directors to be elected multiplied by the number of his or her Units, or by distributing such votes on the same principle among any number of candidates. Five directors shall be elected for a term expiring in 2007; four directors shall be elected for a term expiring in 2008 and five Directors shall be elected for a term expiring in 2009.  Beginning in 2007, Directors shall be elected to fill the terms then expiring for a term of three (3) years and shall serve until his or her successor is duly or elected or, if earlier, until such Director’s death, resignation or removal.  In the event the size of the Board is modified pursuant to Section 5.2, it is the intent that the Board is authorized to address the transition to such new number of directors and shall take reasonable efforts to maintain proportionately staggered terms for the Directors thereafter.

(b)           Nominees for a Director position up for election shall be named by the then-current Directors or by a nominating committee established by the Directors.  Nominations may also be made by any Member entitled to vote in the election of Directors.  Any Member that intends to nominate a Person for election as a Director may do so only if written notice of such

Member’s intent to make such nomination is given one hundred twenty (120) calendar days prior to the one year anniversary of the date on which the Company delivered the prior year’s proxy statement or notice of annual meeting to such Members.  Each such notice shall set forth:  (i) the name and address of the Member who intends to make the nomination; (ii) a representation that the Member is a holder of record of Units entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the Person specified in the notice; (iii) the name, age, address and principal occupation/employment of each nominee; (iv) a description of all arrangements or understandings between the Member and each nominee and any other Person(s) pursuant to which such nominations are to be made; (v) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a Director if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate for the Director’s seat to be filled.  The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director.  The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if so determined, the defective nomination shall be disregarded.

5.4           Authority of Directors.  Subject to the limitations and restrictions set forth in this Agreement and the Act, the Board shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform, and the further right and power by resolution to delegate to the Officers or such other Persons as the Board deem appropriate, the right and power to do or perform, the following:

(a)           Conduct the business and carry on the operations of the Company, and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country, which may be necessary or convenient to effect any or all of the purposes for which the Company is organized;

(b)           Acquire by purchase, lease or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(c)           Operate, maintain, finance, improve, construct, own, operate, sell, convey, assign, mortgage and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(d)           Execute any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the management, maintenance and operation of the business and affairs of the Company, including executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and where permitted, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;

(e)           Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge or other lien on any Company assets;

(f)           Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract or other instrument purporting to convey or encumber any or all of the Company assets;

(g)           Prepay in whole or in part, refinance, increase, modify or extend any liabilities affecting the assets of the Company and in connection therewith, execute any extensions or renewals of encumbrances on any or all of such assets;

(h)           Care for and distribute funds to the Members by way of cash income, return of capital or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company and this Agreement;

(i)           Contract on behalf of the Company for the employment and services of employees and independent contractors, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

(j)           Engage in any kind of activity and perform and carry out contracts of any kind necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

(k)           Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement or the Articles, as may be necessary or appropriate to accomplish the purposes of the Company;

(l)           Institute, prosecute, defend, settle, compromise and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and engage counsel or others in connection therewith;

(m)           Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

(n)           Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Interests and Units in consideration for such Capital Contribution as provided in Section 6.1;  and

(o)           Indemnify Members, Directors or Officers, or former Members, Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.

5.5           Director as Agent.  Notwithstanding the power and authority of the Board to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Board has authorized the Director to take such action.

5.6           Restrictions on Authority of Directors.

(a)           Notwithstanding any provision in this Agreement to the contrary, the Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:

(i)	Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 of this Agreement;

(ii)	Knowingly engage in any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement; or

(iii)	Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose.

(b)           The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of the Members holding sixty-six and two-thirds percent (66 2/3%) of the Membership Voting Interests:

(i)	Merge, consolidate, exchange, sell or otherwise dispose of all or substantially all of the Property;

(ii)	Make an election for the Company to be classified for income tax purposes as an association taxable as a corporation;

(iii)	Merge or consolidate the Company with any other entity; or

(iv)	Take any action to cause a Dissolution Event as defined in Section 10.1, to the extent permitted by the Act (other than seeking approval of Members as provided in this Section).

The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Board that are specified in the Act as requiring the consent or approval of the Members.  Unless otherwise required by this Agreement or the Act, any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.

5.7           Meetings.  A regular meeting of the Board shall be held, without other notice than this Section, immediately after, and at the same place as, the annual meeting of the Members.  Additionally, the Board may, by resolution, prescribe the time and place for holding regular meetings and may provide that such resolution constitutes notice thereof.  If the Board does not prescribe the time and place for the holding of regular meetings, such regular meetings shall be held at the time and place specified in the notice of each such regular meeting.  Unless otherwise prescribed by statute, special meetings may be called by, or at the request of, the Chairman or any two (2) or more Directors.  The Board may designate any location as the place of any regular or special meeting.  If no designation is made, the place of meeting shall be the principal office of the Company.

5.8           Notice.  Notice shall be given to each Director with respect to any special meeting of the Board,  stating the date, time and place of the meeting.  Such notice shall be given at least one (1) day prior thereto and shall be in writing, unless oral notice is reasonable under the circumstances.  If mailed, such notice shall be deemed to be delivered on the earlier of five (5) days after deposit in the U.S. mail addressed to the Director’s address as shown on the Company’s records with postage prepaid, or upon receipt.  Any Director may waive notice of any meeting.  Except as provided in the next sentence, the waiver must be in writing, signed by the Director entitled to notice, and filed with the minutes relating to the action taken.  A Director’s attendance at a meeting shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

5.9           Conduct of Meeting.  All Directors, to the extent possible, shall personally attend all Board meetings.  However, any Director may participate in any regular or special meeting by any means of communication by which all Directors participating may simultaneously hear each other during the meeting.  A Director participating in a meeting by this means is deemed to be present in person.

5.10           Quorum.  A majority of the duly elected and qualified Directors shall constitute a quorum for the transaction of business at a meeting of the Board.  If less than a quorum is represented at a meeting, the Directors represented may adjourn the meeting and reschedule it for a later date without further notice.  At such adjourned and rescheduled meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting.  Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of Directors to leave less than a quorum.

5.11           Manner of Acting; Informal Action.  Except as otherwise provided in this Agreement, the act of a majority of the Directors at a meeting at which a quorum is present shall be the act of the Board.  Unless otherwise provided by law, any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all Directors entitled to vote with respect the subject matter thereof.

5.12           Presumption of Assent.  A Director present at a meeting shall be presumed to have assented to action taken, unless the dissent of such Director is entered in the minutes of the meeting or unless such Director files a written dissent to such action with the other Directors before the adjournment thereof or forwards such dissent by mail to the other Directors immediately after the adjournment thereof.  Such right to dissent shall not apply to a Director who voted in favor of an action.

5.13           Removal of Directors.  Members may remove a  Director, with or without cause, at a meeting called for that purpose, if notice has been given that a purpose of the meeting is such removal and an affirmative vote of Members holding eighty percent (80%) or more of the Member Voting Interests.

5.14           Vacancies.  Any vacancy occurring in the Directors may be filled by the affirmative vote of a majority of the remaining Directors.  A Director elected to fill a vacancy shall be elected for the unexpired term of such Director’s predecessor in office.

5.15           Compensation.  The Board, by a two-thirds (2/3) affirmative vote of the Directors,  shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, officers or otherwise, and to provide for reimbursement to Directors of their reasonable expenses.

5.16           Committees; Authority.  The Board may create such committees, and appoint such Directors to serve on them, as the Board deems appropriate.  Each committee must have two (2) or more Directors, who serve at the pleasure of the Board.  The creation of a committee, and the appointment of Directors to serve on it, must be approved by a majority of the Directors.  The procedural requirements for Board meetings under this Article V shall also apply to committee meetings.  Committees of the Board may exercise only those aspects of the Board’s authority which are expressly conferred by the Board by express resolution.  Notwithstanding the foregoing, however, a committee may not, under any circumstances:  (i) apportion or authorize distributions; (ii) approve or propose any action for which the Act requires Member approval; (iii) elect Officers; (iv) fill vacancies of Directors or on any of its committees; (v) adopt, amend, or repeal the Articles or this Agreement; (vi) approve a plan of merger; (vii) authorize or approve the reacquisition of Units, except according to a formula or method prescribed by the Directors; or (ix) authorize or approve the issuance or sale or contract for sale of Units or determine the designation and relative rights, preferences, and limitations of a class or series of Units.

5.17           Voting; Potential Financial Interest.  Unless otherwise provided by the Board, no Director shall be disqualified from voting on any matter solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such potential financial interest was reasonably disclosed at the time of such vote.

5.18           Duties and Obligations of Directors.  The Board shall take all actions which may be necessary or appropriate:  (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Nebraska and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged; and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations.  Each Director shall have the duty to discharge the foregoing duties in good faith and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.  The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

5.19           Chairman and Vice Chairman.  Unless provided otherwise by a resolution adopted by the Board, the Chairman shall be elected by the Board to serve as an Officer of the Board and preside at meetings of the Members and the Board; shall see that all orders and resolutions of the Board are carried into effect; may maintain records of and certify proceedings of the Board and Members; and shall perform such other duties as may from time to time be prescribed by the Board.  The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties as the Board or the Chairman may from time to time prescribe.  The Board may designate more than one Vice Chairmen, in which case the Vice Chairmen shall be designated by the Board so as to denote which is most senior in office.  Each Chairman or Vice Chairman shall be chosen from individuals serving as Directors.

5.20           President.  Unless provided otherwise by a resolution adopted by the Board, the President shall perform such duties as the Board may from time to time prescribe, including without limitation, the overall management of the day-to-day operations of the Company.

5.21           Chief Financial Officer.  Unless provided otherwise by a resolution adopted by the Board, the  Board shall appoint a Chief Financial Officer of the Company who shall be the Treasurer of the Company or such other person as appointed by the Board from time to time and shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Board shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Board, making proper vouchers therefore; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Board, shall render to the President and the Board, whenever requested, an account of all such transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Board or the President from time to time.

5.22           Secretary; Assistant Secretary.  The Board shall appoint a Secretary. The Secretary shall attend all meetings of the Board and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Board and of the Members.  The Secretary shall keep the required records of the Company, when so directed by the Board or other person(s) authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Board, and shall also perform such other duties and have such other powers as the Chairman or the Board may prescribe from time to time.  An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.

5.23           Vice President.  The Board may appoint one or more Vice Presidents having duties as the Board may provide.  If more than one, the Directors shall designate which is most senior.  The most senior Vice President shall perform the duties of the President in the absence of the President.

5.24           Delegation.  Unless prohibited by a resolution of the Board, any Officer appointed by the Board (individually, an “Officer” and collectively, “Officers”) may delegate in writing some or all of the duties and powers of such Officer’s management position to other Persons.  An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer as set forth in the Act with respect to the discharge of all duties and powers so delegated.

5.25           Execution of Instruments.  All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by (i) the Chairman; or (ii) the President; or (iii) by such other person or persons as may be designated from time to time by the Board.

5.26           Limitation of Liability; Indemnification.  To the maximum extent permitted under the Act and other applicable law, no Member, Director or Officer shall be personally liable for any debt, obligation or liability of the Company merely by reason of being a Member, Director or Officer.  Furthermore, to the maximum extent permitted under the Act, the liability of Directors and Officers shall be eliminated, and no Director or Officer shall be personally liable to the Company or its Members for monetary damages for, any action taken, or any failure to take action, as a Director or Officer, except for liability for any of the following, to the extent determined by final adjudication on the merits by a court of competent jurisdiction:

a.              The amount of a financial benefit received by the Director or Officer to which the Director or Officer is not entitled;

b.              An intentional infliction of harm on the Company or its Members;

c.              An intentional violation of criminal law.

To the maximum extent permitted under the Act and other applicable law, the Company, the Liquidator, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director or Officer, in connection with the business of the Company, including reasonable attorneys’ fees incurred by such Director in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law.  To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director or Officer, including a derivative suit, the Company shall indemnify, save and hold harmless, and pay all costs, liabilities, damages and expenses of such Director or Officer, including reasonable attorneys’ fees incurred in the defense of such action.  Notwithstanding the foregoing provisions, no Director or Officer shall be indemnified by the Company to the extent prohibited or limited by the Act.  The Company may purchase and maintain insurance on behalf of any Director or Officer in his or her official capacity against any liability described in this Section, whether or not the Company would otherwise be required to indemnify such Director or Officer against such liability.

ARTICLE VI.  MEMBERSHIP UNITS; MEMBERS

6.1           Membership Units.  The authorized capital of the Company shall consist solely of Units, having the rights, powers and preferences herein described:

(a)           The Company may issue Units in such amounts, at such times, to such Persons and on such other terms and conditions as the Board may determine.  Ownership of one or more Units shall entitle a Member to the Membership Voting Interest, Membership Economic Interest and other rights and obligation expressly set forth in this Agreement.

(b)           Additional and different classes of Membership Interests represented by different Units may be created and issued to new or existing Members on such terms and conditions as the Directors may determine.  Such additional and different classes may have different rights, powers and preferences (including, without limitation, voting rights and distribution preferences), which may be superior to those of existing Members. In the event of creation of additional Membership Interests, Exhibit A shall be updated as necessary by the Board to reflect such Membership Interests and the Board shall amend this Agreement, and the Members hereby consent to the amendment hereof, to reflect (a) the sale of additional Membership Interests with such terms as the Board shall deem appropriate, (b) the admission of additional Members. Except as expressly set forth in this Agreement, Members shall have no preemptive rights to acquire additional or newly created Units.

(c)           No Member together with its Affiliates shall own in excess of forty percent (40%) of the Units of the Company.

(d)           As of the date of this Agreement, the Company shall have the following classes of Units: (i) Common Units, (ii) Class A Preferred Units, and (iii) the Class B Preferred Units.  Except as set forth in this Agreement, the rights and preferences of Common Units, Class A Preferred Units, and Class B Preferred Units are identical.

6.2           Certificates; Surrender for Transfer.  Certificates representing Units shall be in such form as shall be determined by the Board, in its discretion.  If a certificate is lost, destroyed or mutilated, a new one may be issued upon such terms and indemnity to the Company as the Board may prescribe.  No new certificate shall be issued until the former certificate for a like number of Units has been surrendered and canceled.

6.3           Members.  Each Person who desires to become a Member must complete and execute a signature page to this Agreement in the form of Exhibit “B” attached hereto and such other documents as may be required by the Board.  Membership Interests and Units of the Members shall be set forth on Exhibit “A” to this Agreement, as amended from time to time.

6.4           Additional Members.  Subject to the provisions of 9.10, no Person shall become a Member without the approval of the Board.  The Board may refuse to admit any Person as a Member in their sole discretion.  Any such admission must comply with the requirements described in this Agreement and will be effective only after such Person has executed and delivered to the Company such documentation as determined by the Directors to be necessary and appropriate to effect such admission.  All Members acknowledge that the admission of additional Members may result in a dilution of a Member’s Membership Interest.  Prior to admission as a Member, a prospective Member shall agree in writing to be bound by this Agreement and shall execute and deliver to the Company an Addendum to this Agreement in the form of Exhibit “B” attached hereto.  Upon the execution of such Addendum, such additional Member shall be deemed to be a party to this Agreement as if such additional Member had executed this Agreement on the original date hereof, and shall be bound by all of the provisions set forth herein.

6.5           Members’ Voting Rights.  Each Member holding Units shall be entitled to one (1) vote for each Unit (regardless of class) registered in the name of such Member (as shown in the Unit Holder Register) as to any matter for which a Member holding Units is entitled to vote under this Agreement or the Act.   Unless a matter is expressly reserved in this Agreement for the vote or approval of a particular class of Units, each Member holding Units (regardless of class) shall be entitled to vote thereon, with each Member entitled to one (1) vote for each Unit registered in the name of such Member (as shown in the Unit Holder Register).  Members shall have cumulative voting rights for the election of Directors as described in Section 5.3.  Except as otherwise expressly provided for in this Agreement, Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

6.6           Member Meetings.  Meetings of the Members shall be called by the Board, and shall be held at the principal office of the Company or at such other place as shall be designated by the Board.  Members representing an aggregate of not less than thirty percent (30%) of the Membership Voting Interests may also in writing demand that the Board call a meeting of the Members.  Regular meetings of the Members shall be held not less than once per Fiscal Year.

6.7           Place of Meeting.  The Board, or in the absence of action by the Board, the Chairman, may designate any place as the place for any meeting of the Members, unless by written consents, a majority of all Members entitled to vote at the meeting designate a different place for the holding of such meeting.  If no designation is made by the Board, the Chairman or by unanimous action of the Members, the place of meetings shall be at the principal office of the Company.

6.8           Conduct of Meetings.  Subject to the discretion of the Board, the Members may participate in any Member meeting by means of telephone conference or similar means of communication by which all participants in the meeting can hear and be heard by all other participants.

6.9           Notice.  Written notice stating the place and time of any annual or special Member meeting shall be delivered or mailed not less than five (5) nor more than sixty (60) days prior to the meeting date, to each Member of record entitled to vote at such meeting as of the close of business on the day before said notice is delivered or mailed.  Such notices shall be deemed to be effective upon the earlier of:  (i) deposit postage-prepaid in the U.S. mail, addressed to the Member at the Member’s address as it appears on the Unit Holder Register, or such other address as may have been provided in writing to the Company by a Member; (ii) the date shown on the return receipt if sent by registered or certified mail, return receipt requested; or (iii) actual receipt.

6.10           Contents of Notice.  The notice of each Member meeting shall include a description of the purpose(s) for which the meeting is called.  If a purpose of any Member meeting is to consider:  (i) a proposed amendment to or restatement of the Articles or this Agreement requiring Member approval; (ii) a plan of merger or Unit exchange; (iii) the sale, lease, exchange or other disposition of all, or substantially all of the Company’s Property; (iv) the dissolution of the Company; or (v) removal of a Director, then the notice must so state and must be accompanied, as applicable, by a copy or summary of the (1) amendment(s) to the Articles or Operating Agreement, (2) plan of merger or Unit exchange, (3) documents relating to the transaction for the disposition of all the Company’s Property, and/or (4) documents relating to any plan for dissolution.

6.11           Adjourned Meetings. If any Member meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place, if the new date, time and place is announced at the meeting before adjournment; provided that, if a new record date for the adjourned meeting is or must be fixed, then notice must be given to new Members as of the new record date.

6.12           Waiver of Notice.  Whenever any notice is required to be given to any Member under the Act, the Articles or this Agreement, a waiver in writing, signed by such Member shall be deemed equivalent to the giving of such notice.  Furthermore, a Member’s attendance at a meeting waives any objection that the Member might otherwise raise based on lack of notice or defective notice, unless the Member:  (i) objects at the outset of the meeting; or (ii) in the case of an objection claiming that consideration of a particular matter is not within the purposes described in the meeting notice, objects at the time such matter is presented, and in either case, thereafter does not participate in the meeting.

6.13           Fixing of Record Date.  For purposes of determining the Members entitled to notice of, or to vote at, any Member meeting or any adjournment thereof, or for purposes of determining the Members entitled to receive payment of any distribution, or in order to make a determination of the Members for any other purpose, the Board may provide that the Unit Holder Register shall be closed for a stated period, not to exceed sixty (60) days.  If the Unit Holder Register shall be closed for such purpose, such books shall be closed for at least ten (10) days immediately preceding such meeting.  In lieu of closing the Unit Holder Register, the Board may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than sixty (60) days, and in case of a meeting of Members not less than ten (10) days, prior to the date on which the particular action requiring such determination is to be taken.  If the Unit Holder Register is not closed and no record date is fixed for the determination, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring a dividend is adopted, as the case may be, shall be the record date for such determination.  When a determination of Members entitled to vote at any meeting of the Members has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

6.14           Quorum and Proxies.  The presence (in person or by proxy or mail ballot) of Members holding at least twenty five percent (25%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members.  Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Board.   A proxy shall not be effective for purposes of determining a quorum under this Section or for purposes of voting at the annual meeting unless and until it is received by the Secretary of the Company and is duly executed as provided in such proxy.  In each case where a Member appropriately specifies how a proxy is to be voted, it will be voted in accordance with such specification.  As to any matter or business which may be brought before an annual meeting which is note discussed in the Company’s proxy statement, a vote may be cast pursuant to a proxy in accordance with the judgment of the Company’s proxies name in the proxy voting the same.  Any Member may revoke his or her proxy at any time insofar as it is then not exercised by giving notice of such revocation, either personally at the annual meeting or in writing, to the Secretary of the Company or by the execution and delivery to the Company of a new proxy dated subsequent to the original proxy.

6.15           Voting; Action by Members.  If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the meeting and entitled to vote on the matter (including Units represented in person, by proxy or by mail ballot when authorized by the Board) shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement or the Act.

6.16           Continuation of the Company.  The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued membership of a Member, but rather the Company shall continue without dissolution, and its affairs shall not be required to be wound up.

6.17           Redemption of Preferred Units.

(a)           In the case of Class B Preferred Units, any time and from time to time after, and in the case of Class A Preferred Units, any time and from time to time after the third anniversary of, the date (the “Issue Date”) a Preferred Unit was issued by the Company (the “Redemption Period”), the Company may, and in the case of any remaining Class B Preferred Units on the tenth anniversary of the Issue Date, the Company must, to the extent it may lawfully do so, redeem any and all Preferred Units which were issued by the Company on the Issue Date (the “Redemption Units”) by paying in cash therefor an amount (such amount being referred to herein as the “Redemption Price”) per Preferred Unit equal to the greater of (i) the Capital Account of such holder of such Preferred Unit with respect to such Unit, or (ii) the sum of (x) the Capital Contributions of such holder of such Preferred Unit with respect to such Unit, plus (y) an amount equal to all accrued and unpaid Preferred Return, if any, payable with respect to such Unit; provided that, in lieu of redemption, Class B Preferred Unit Holders may elect to convert the

Class B Preferred Units to Common Units as described in Section 6.22; provided, further, that in connection with the redemption of any remaining Class B Preferred Units upon the tenth anniversary of the Issue Date, the Company may, in its sole discretion, require that the Class B Preferred Unit Holders convert the Class B Preferred Units to Common Units as described in Section 6.22.

(b)           Mechanics of Redemption. Sixty (60) days prior to the date the Company elects to exercise its redemption of the Redemption Units or sixty (60) days prior to the date the Company must redeem the Redemption Units, as the case may be (the “Redemption Date”), as provided in Section 6.17(a) hereof, written notice shall be mailed, postage prepaid, by the Company to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Redemption Units, at the address last shown on the Company’s records for such holder (or at the address given by the holder to the Company for the purpose of notice or if no such address appears or is given at the place where the principal executive office of the Company is located), notifying such holder of the redemption to be effected and specifying the Redemption Date, the Redemption Price, the place at which payment may be obtained, the manner and place designated by the Company for the surrender of such Redemption Units and the applicable procedures set forth in this section (the “Initial Redemption Notice”).

(i)
In the case of all Class A Preferred Units and in the case of voluntary redemption of Class B Preferred Units before the tenth anniversary of the Issue Date, each holder of a Redemption Unit shall have the option to elect to have all or any of such holder’s Preferred Units which were issued by the Company on the Issue Date redeemed by the Company at the Redemption Date.  Each such holder who so elects (a “Tendering Holder”) shall provide written notice, postage prepaid, to the Company, at least thirty (30) days prior to the applicable Redemption Date, specifying the number of Preferred Units that such holder is electing to tender for redemption (the “Tendered Units”), the certificate or certificates representing such Tendered Units and indicating that such holder is surrendering to the Company, in the manner and at the place designated in the Initial Redemption Notice, the holder’s certificate or certificates representing the Tendered Units.  If the total number of Tendered Units being so tendered by all such holders represents an amount of Units that is greater than the number of Redemption Units for such redemption, then the Company will redeem the Tendered Units ratably among the Tendering Holders in proportion to the respective number of Tendered Units being tendered by each Tendering Holder.  If the total number of Tendered Units being so tendered by all such holders represents an amount of Units that is less than the number of Redemption Units for such redemption, then the Company, in addition to redeeming all of the Tendered Units, will redeem an additional number of Preferred Units from the remaining Redemption Units that have not been, or are not being, tendered equal to the difference between the number of Redemption Units and the number of Tendered Units (the “Mandatory Units”).  The specific certificate or certificates constituting the Mandatory Units shall be determined by the Company through a blind and random selection process.  Any holder of a Mandatory Unit will receive written notice (the “Mandatory Redemption Notice”) from the Company at least fifteen (15) days prior to the applicable Redemption Date notifying such holder of the redemption of such Mandatory Unit and specifying the Redemption Date, the Redemption Price, and the place at which payment may be obtained.  This notice shall call upon such holder to surrender to the Company, in the manner and at the place designated, the holder’s certificate or certificates representing the Mandatory Units.  Except as provided in Section 6.17(c) below, on or after the close of business on the Redemption Date, each holder of Redemption Units (whether Tendered Units or Mandatory Units) shall surrender to the Company the certificate or certificates representing such Redemption Units, in the manner and at the place designated in the Initial Redemption Notice or the Mandatory Redemption Notice, as applicable. Thereupon, the Redemption Price of such Redemption Units shall be payable to the order of the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled. If less than all the Units represented by any such certificate are redeemed, then a new certificate shall be issued representing the unredeemed Units.  Provided, however, that in all cases of redemption of Class B Preferred Units, the Class B Preferred Unit Holder may elect to convert its Class B Preferred Units to Common Units, as provided for in Section 6.22.  Class B Preferred Units so converted shall be considered Tendered Units for the purpose of determining Mandatory Units and a Class B Preferred Unit Holder may elect to convert any Mandatory Units it may hold in satisfaction of its requirement to tender the Mandatory Units.

(ii)
In the case of Class B Preferred Units redeemed on the tenth anniversary of the Issue Date, except as provided in Section 6.17(c) below, on or after the close of business on the Redemption Date, each holder of Redemption Units shall surrender to the Company the certificate or certificates representing such Redemption Units, in the manner and at the place designated in the Initial Redemption Notice. Thereupon, the Redemption Price of such Redemption Units shall be payable to the order of the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled.

(c)           Cessation of Rights. From and after a Redemption Date, unless there has been a default in payment of the Redemption Price, all distributions on the Redemption Units shall cease to accrue, all rights of the holders of such Redemption Units (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such Redemption Units, and such Redemption Units shall not thereafter be transferred on the Company’s books or be deemed to be outstanding for any purpose whatsoever. If the funds of the Company legally available for redemption of Preferred Units (including being in compliance with Lender Agreements) on the Redemption Date are insufficient to redeem the total number of Redemption Units, then those funds that are legally available shall be used to redeem the maximum possible number of the Redemption Units ratably among the holders of the Redemption Units. The Preferred Units not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Company are legally available for the redemption of Preferred Units (lawfully includes being in compliance with Lender Agreements), such funds shall immediately be set aside for the redemption of the balance of the Redemption Units that the Company has become obligated to redeem on such Redemption Date.

(d)           Deposit of Redemption Price.  Three days prior to a Redemption Date, the Company shall deposit the Redemption Price of all Redemption Units with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of such Redemption Units. Simultaneously, the Company shall deposit irrevocable instructions and authority to such bank or trust company to pay, on and after such Redemption Date, the Redemption Price of the Redemption Units to the holders thereof upon surrender of their certificates.  The Company shall pay the administrative costs for the trust fund.

6.18           No Other Right of Redemption or Return of Capital.  Except as otherwise provided in this Agreement or the Act, no Unit Holder or transferee of any Unit Holder shall have any right to demand or receive a return of his Capital Contribution or to require the redemption of his Units.

6.19           Waiver of Dissenters Rights.  To the fullest extent permitted by the Act, each Unit Holder hereby disclaims, waives and agrees not to assert:  (i) any dissenters’ or similar rights under the Act; (ii) any right to require partition or appraisal of the Company or of any of its assets, or to cause the sale of any Company Property; or (iii) any right to maintain any action for partition or to compel any sale with respect to such Unit Holder’s Units, or with respect to any Company Property.

6.20           Loans.  Any Member or Affiliate may, with the consent of the Board, lend or advance money to the Company, in which case the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but rather shall be a debt due from the Company, repayable out of the Company’s cash, and shall have such other terms as approved by the Board.  None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

6.21           Actions Without a Meeting by Members   Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting, without notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by Members required to approve such action.  Such consent will have the same force and effect as a vote of such Members.  The signed consent will be placed by the Secretary of the Company in the Company’s corporate records.

6.22           Conversion.  The Unit holders of the Class B Preferred Units shall have conversion rights as follows:

(a)           Right to Convert.  Each Unit of Class B Preferred Units shall be convertible, at the option of the Unit holder, at any time after the date of issuance of such Unit, at a conversion ratio of twelve (12) Units of Common Units for one Unit of Class B Preferred Units.  Any accrued dividends remaining unpaid at the time of conversion with respect to such Units of Class B Preferred Units which are being converted, at the Company’s sole discretion, may be (i) paid in cash, or (ii) converted into such number of Units of Common Units as is determined by dividing the total dollar amount of such accrued but unpaid dividends by the $833.33 per Unit.

(b)           Mechanics of Conversion.

(i)
Before any holder of Class B Preferred Units shall be entitled to convert the same into Units of Common Units, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Units of Common Units are to be issued.  The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Preferred Units, or to the nominee or nominees of such holder, a certificate or certificates for the number of Units of Common Units to which such holder shall be entitled as aforesaid.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Units of Class B Preferred Units, to be converted, and the person or persons entitled to receive the Units of Common Unit issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Units of Common Units as of such date.

(ii)
Upon automatic conversion pursuant to subsection 6.17(b)(ii) above, the Secretary of the Company shall promptly deliver notice of such conversion to each Unit holder of a Class B Preferred Units, who shall thereupon surrender the certificates representing such Units at the office of the Company.  The Company shall, as soon as practicable thereafter, issue and deliver at such office to such Unit holder a certificate or certificates for the number of Units of Common Units into which such Units of Class B Preferred Units have been automatically converted.  Automatic conversion shall be deemed to have taken place at the times specified in Subsection 6.17(b)(ii) above, and the persons entitled to receive the Units of Common Units issuable upon such conversion shall be treated for all purposes as the record holders of such Units of Common Units as of such date.

(c)           Notices.  Any notice required by the provisions of this Section 6.22 to be given to the Unit holders of Class B Preferred Units shall be deemed given on the date actually delivered or as of three (3) days after it is deposited in the United States mail, first class, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company, as the case may be.

ARTICLE VII.  ACCOUNTING, BOOKS AND RECORDS

7.1           Accounting, Books and Records; Audit Rights.  The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP.  The books and records shall reflect all Company transactions and shall be appropriate and adequate for the Company’s business.  The Company shall maintain at its principal place of business:  (i) a current list of the full name and last known address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) the full name and  address of each Director; (iii) a copy of the Articles and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) copies of the Company’s federal, state and local income tax and information returns and reports, if any, for the six (6) most recent taxable years; (v) a copy of this Agreement and any and all amendments hereto, together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments hereto have been executed; and (vi) copies of the financial statements of the Company, if any, for the six (6) most recent Fiscal Years.  The Company shall use the accrual method of accounting in the preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.

7.2           Delivery to Members and Inspection.  Any Member or such Member’s designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1 of this Agreement.  The rights granted to a Member pursuant to this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be amended from time to time.  Upon the request of any Member for purposes reasonably related to such Member’s interest as a Member, the Board shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1 of this Agreement.  Each Member has the right, upon reasonable request for purposes reasonably related to such Member’s interest as a Member and for proper purposes, to:  (i) inspect and copy during normal business hours any of the Company records described in Section 7.1 of this Agreement; and (ii) obtain from the Board, promptly after their becoming available, copies of the Company’s federal, state and local income tax and information returns for each Fiscal Year.  Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.

7.3           Reports.  The Chief Financial Officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants.  The Company shall cause to be delivered to each Member financial reports, prepared, in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied.  Delivery of the financial reports shall occur as soon as practicable following the end of each Fiscal Year and the first three fiscal quarters of each such Fiscal Year, and at such time as distributions are made to the Unit Holders pursuant to Article X of this Agreement following the occurrence of a Dissolution Event. The Company’s financial statements for each Fiscal Year shall be audited and certified by the Company’s accountants, and in each case setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).  Public access to the financial statements through either the Company’s website or the Securities and Exchange Commission’s website of the Company’s filings shall constitute delivery pursuant to this Section 7.3.

7.4           Tax Matters.  The Board shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local and foreign tax purposes as the Board shall determine appropriate and shall have the right and authority to represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders.  The Board shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Board shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law.  The Tax Matters Member shall receive no compensation for its services.  All third-party costs and expenses incurred by the Tax Matters Member in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Company.  Nothing herein shall be construed to restrict the Company from engaging an accounting firm to assist the Tax Matters Member in discharging its duties hereunder.  Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year.

7.5           Withholding.  Each Unit Holder hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Unit Holder any amount of federal, state, local or foreign taxes that the Directors determine that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Unit Holder pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446.  Any amount paid on behalf of or with respect to a Unit Holder shall constitute a loan by the Company to such Unit Holder, which loan shall be repaid by such Unit Holder within fifteen (15) days after notice from the Company that such payment must be made unless (i) the Company withholds such payment from a distribution that would otherwise be made to the Unit Holder or (ii) the Board determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Company that would, but for such payment, be distributed to the Unit Holder.  Each Unit Holder hereby unconditionally and irrevocably grants to the Company a security interest in such Unit Holder’s Units to secure such Unit Holder’s obligation to pay to the Company any amounts owed to the Company pursuant to this Section 7.5.  In the event that a Unit Holder fails to pay any amounts owed to the Company when due, the Board may, in its sole and absolute discretion, elect to make the payment to the Company on behalf of such defaulting Unit Holder, and in such event shall be deemed to have loaned such amount to such defaulting

Unit Holder and shall succeed to all rights and remedies of the Company as against such defaulting Unit Holder (including, without limitation, the right to receive distributions).  Any amounts payable by a Unit Holder hereunder shall bear interest at the prime rate as reported in The Wall Street Journal (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full.  Each Unit Holder shall take such action as the Company or the Board shall request in order to perfect or enforce the security interest created hereunder.

ARTICLE VIII.  AMENDMENTS
8.1           Amendments.  Amendments to this Agreement may be made upon an affirmative vote of two-thirds (2/3) of the Board or upon an affirmative vote of two-thirds (2/3) of the Units represented in person or proxy at a meeting called for such purpose.  Upon the modification or amendment of this Agreement, the Board shall promptly execute such amendments or other documents as the Company deems appropriate to reflect such amendments under Act or other applicable laws of the State of Nebraska.  In the event the Board materially modifies or amends this Agreement pursuant to this section, the Board shall send notice to the Members of the material modification or amendment within a reasonable period of time after the effective date of such modification or amendment.

ARTICLE IX.  TRANSFERS

9.1           General Restrictions. The Directors shall not approve, and the Company shall not recognize for any purpose, any purported Transfer of Units unless and until the Transfer Restrictions, consisting of the provisions of this Article and the Unit Transfer Policy, have been satisfied or the Board has by resolution specifically waived any unsatisfied provision, condition or restriction. A Transfer of Units approved by the Board that satisfies, in the sole discretion of the Board, the provisions and conditions of the Transfer Restrictions (or if any unsatisfied condition is waived), shall be referred to in this Agreement as a “Permitted Transfer.”

9.2           Not Binding Until Entered in Company Books. A Transfer of Units is not binding on the Company without the approval of the Board and direction by the Board to enter the Transfer in the Unit Holder Register.

9.3           Pledge of Units Allowed. Notwithstanding the Transfer Restrictions, a Unit Holder may pledge, grant a Lien on all or any portion of its Units as security for the payment of debt, provided that a subsequent foreclosure or transfer to the secured party in lieu of foreclosure or otherwise shall be considered a Transfer and thereby subject to the terms of this Agreement.

9.4           Prohibited Transfers.  Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatsoever; provided that, if the Company is required by law to recognize a Transfer that is not a Permitted Transfer (or if the Board, in its sole discretion, elect to recognize a Transfer that is not a Permitted Transfer):  (i) the transferee’s rights shall be strictly limited to the transferor’s Membership Economic Interests associated with such Units; and (ii) the Company may offset against such Membership Economic Interests (without limiting any other legal or equitable rights of the Company) any debts, obligations or liabilities for damages that the transferor or transferee may have to the Company.

9.5           Indemnification.  If a Transfer or attempted Transfer of Units is not a Permitted Transfer, the Unit Holder and the prospective transferee engaging or attempting to engage in the Transfer is liable to and shall indemnify and hold harmless the Company and the other Unit Holders from all cost, liability, and damage that the Company and any of the other Unit Holders may incur (including incremental tax liabilities, lawyers’ fees and expenses) as a result of the Transfer or attempted Transfer and efforts to prohibit the transfer or enforce the indemnity.

9.6           Transferee Subject to Transfer Restrictions. Units held by a transferee are subject to the Transfer Restrictions subsequent to a transfer permitted under this Article.

9.7           Unit Transfer Policy. The Unit Transfer Policy shall be developed by the Board and impose conditions and restrictions on Transfers to: (1) preserve the tax status of the Company; (2) comply with state or federal securities laws; (3) require appropriate information from the transferor and transferee regarding the transfer; (4) require appropriate representations from the transferor and/or transferee regarding the Transfer; and (5) allow the Board to determine whether or not the transferee is a competitor of the Company or the Company’s Affiliates. The Unit Transfer Policy also shall state the permitted method and conventions that shall be used in allocating each item of Profits, and Losses and all other items attributable between the transferor and the transferee. The Unit Transfer Policy is attached as Exhibit “C,” and incorporated as part of this Agreement. The Unit Transfer Policy may be amended by the Board without Member approval.

9.8           No Dissolution or Termination.  The Transfer of Units pursuant to the terms of this Article IX shall not dissolve or terminate the Company.  No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned except as provided in this Agreement.

9.9           Rights of Unadmitted Assignees.  A Person who acquires Units but who is not admitted as a Substitute Member pursuant to Section 9.10 of this Agreement shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interests with respect to such Units.  In addition, such Person shall have no right to any information or accounting of the affairs of the Company except as affirmatively required by the Act, shall not be entitled to inspect the books or records of the Company, and shall not have any of the other rights of a Member under the Act or this Agreement.

9.10           Admission of Substitute Members.   A transferee of Units, pursuant to a Permitted Transfer, shall be admitted as a substitute Member provided that such transferee has complied with the following provisions:

(a)           The transferee shall, by written instrument in form and substance reasonably satisfactory to the Board, agree to be bound by all of the terms and provisions of this Agreement, and assume the obligations of the transferor Member hereunder with respect to the Transferred Units.

(b)           The transferee shall pay for or reimburse the Company for all reasonable legal, filing and publication costs incurred in connection with the admission of the transferee as a Member.

(c)           Except in the case of a Transfer involuntarily by operation of law, if required by the Board, the transferee shall deliver to the Company evidence of his/her/its authority to become a Member.

(d)           The transferee and transferor shall each execute and deliver such other instruments as the Board reasonably deems necessary or appropriate in connection with such Transfer.

ARTICLE X.  DISSOLUTION AND WINDING UP

10.1           Dissolution.  The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “Dissolution Event”):  (i) the affirmative vote of the Members as required by Section 5.6(b) to dissolve, wind up and liquidate the Company; or (ii) the entry of a decree of judicial dissolution pursuant to the Act.  The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.  Unless otherwise agreed to by the Members holding sixty-six and two-thirds percent (66 2/3%) of the Membership Voting Interests, a merger or acquisition involving the Company in which the Unit Holders do not own a majority of the outstanding equity interest in the surviving entity or sale of substantially all of the assets of the Company shall be deemed a “Dissolution Event” for purposes of the rights of Preferred Unit Holders to receive payment pursuant to Sections 10.2(b) and (c) and such an occurrence shall trigger the Company’s obligations to pay the Preferred Unit Holders the amounts set forth in Sections 10.2(b) and (c) in exchange for the Preferred Units.

10.2           Winding Up.  Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Unit Holders; and no Unit Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, winding up of the Company’s business and affairs.  Notwithstanding any provision in this Agreement to the contrary, the Unit Holders acknowledge and agree that all covenants and obligations set forth this Agreement shall continue to be fully binding upon the Unit Holders until such time as the Property has been distributed pursuant to this Section 10.2 and any articles of dissolution or similar document have been filed pursuant to the Act.  The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company.  The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 of this Agreement), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

(a)           First, to creditors (including Unit Holders and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made;

(b)           Second, to the Preferred Unit Holders to the extent of and in proportion to the amount for each such Preferred Unit Holder which, when combined with the aggregate prior distributions to such Preferred Unit Holder made pursuant to Section 4.1(a) (to the extent such distributions are treated as prepayments of distributions pursuant to Section 4.1(b)) and Section 4.1(b) of this Agreement, equals such Preferred Unit Holder’s aggregate accrued and unpaid Preferred Return through the date of such liquidation;
(c)           Third, to the Preferred Unit Holders an amount equal to the Preferred Unit Holders’ aggregate Adjusted Capital Contributions in proportion to the Adjusted Capital Contribution of each Preferred Unit Holder.  If the Company’s assets and funds are insufficient to permit the payment to the Preferred Unit Holders of the full amounts set forth in Sections 10.2(b) and 10.2(c), then the entire assets and funds of the Company legally available for distribution after payment of creditors pursuant to Section 10.2(a) shall be distributed ratably among the holders of Preferred Units in proportion to the amounts that each Preferred Unit Holder would have received if the Company’s assets and funds were sufficient to fully satisfy all amounts payable with respect to the Preferred Units pursuant to Sections 10.2(b) and 10.2(c);

(d)           Fourth, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustments set forth in clause (ii)(C) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods; and

(e)           Thereafter, to the Unit Holders pro rata in proportion to each such Unit Holder’s Percentage Interest.

10.3           Compliance with Certain Requirements of Regulations; Deficit Capital Accounts.  In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article X to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2).  If any Unit Holder has a deficit balance in such Member’s Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.  In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Article X may be:  (i) distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company, in which case the assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 of this Agreement; or (b) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

10.4           Deemed Distribution and Recontribution.  Notwithstanding any other provision of this Article X (except Section 10.4(a)), in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.

10.5           Rights of Unit Holders.  Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of such Unit Holder’s Capital Contribution and shall have no right or power to demand or receive Property other than cash from the Company.  If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.

10.6           Allocations During Period of Liquidation.  During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 of this Agreement (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article III of this Agreement.

10.7           Character of Liquidating Distributions.  All payments made in liquidation of the interest of a Unit Holder shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

10.8           The Liquidator.  The “Liquidator” shall mean a Person appointed by the Board to oversee the liquidation of the Company.  Upon the consent of a majority of the Membership Voting Interests, the Liquidator may be the Board.  The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article X and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.  The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator and any officers, directors, agents and employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by fraud, intentional misconduct, or a knowing violation of the laws which was material to the cause of action.

10.9           Forms of Liquidating Distributions.  For purposes of making distributions required by Section 10.2 of this Agreement, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

ARTICLE XI.  MISCELLANEOUS

11.1           Notices.  Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is sent, if sent by regular or certified mail, postage prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by regular or certified mail, postage prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Company:  (a) If to the Company, to the address determined pursuant to Section 1.4 of this Agreement; (b) If to the Board, to the address set forth on record with the Company or as otherwise set forth in a communications policy established by the Board; (c) If to a Unit Holder, either to the address set forth in the Unit Holder Register or to such other address that has been provided in writing to the Company.

11.2           Binding Effect.  Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and the Members, and their respective heirs, representatives, successors, transferees, and assigns.

11.3           Construction.  Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against the Company or any Member.

11.4           Headings.  Article, Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

11.5           Severability.  Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.  The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

11.6           Incorporation By Reference.  Every recital, exhibit, schedule and appendix attached to this Agreement and referred to herein is hereby incorporated into this Agreement by reference unless this Agreement expressly provides otherwise.

11.7           Variation of Terms.  All terms and variations thereof used in this Agreement shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the context may require.

11.8           Governing Law.  The laws of the State of Nebraska shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

11.9           Waiver of Jury Trial.  Each of the Members irrevocably waives, to the fullest extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the business and affairs of the Company.

11.10           Counterpart Execution.  This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document.  All counterparts shall be construed together and shall constitute one agreement.

11.11           Specific Performance.  Each Member acknowledges and agrees that the Company and the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms, and that monetary damages would not provide an adequate remedy in such event.  Accordingly, it is agreed that, in addition to any other remedy to which the Company and the non-breaching Members may be entitled hereunder, at law or in equity, the Company and the non-breaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to specifically to enforce the terms and provisions of this Agreement.

11.12           No Third Party Rights.  None of the provisions contained in this Agreement shall be deemed to be for the benefit of or enforceable by any third parties, including without limitation, any creditors of any Member or the Company.

DULY ADOPTED by the Board pursuant to Section 8.1 of the Third Amended and Restated Operating Agreement, effective as of this December 31, 2011.

I, Everett Vogel, Chairman of the Board of Directors of NEDAK Ethanol, LLC, hereby certify that the Fourth Amended and Restated Operating Agreement of NEDAK Ethanol, LLC, was adopted at a meeting of the Board of Directors duly called, and for which there was a quorum present, on December 28, 2011 and that such Fifth Amended and Restated Operating Agreement shall be effective December 31, 2011.

Chairman of the Board

EXHIBIT “A”
List of Members and Unit Holders

Name and Address of	Common Units	Class A	Class B
Members and Unit Holders		Preferred Units	Preferred Units

TOTAL:

1

EXHIBIT “B”

MEMBER SIGNATURE PAGE

ADDENDUM TO THE
FOURTH AMENDED AND RESTATED OPERATING AGREEMENT
OF NEDAK ETHANOL, LLC

The undersigned does hereby warrant, represent, covenant and agree that:  (i) the undersigned, as a condition to becoming a Member in NEDAK Ethanol, LLC, has received a copy of the Fourth Amended and Restated Operating Agreement dated ___________, and, if applicable, all amendments and modifications thereto; (ii) the undersigned shall be subject to and comply with all terms and conditions of such Fourth Amended and Restated Operating Agreement in all respects, as if the undersigned had executed said Fourth Amended and Restated Operating Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said Fourth Amended and Restated Operating Agreement from and after the date of execution of this Addendum.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

Agreed to and Accepted on Behalf of the Company and its Members:

NEDAK ETHANOL, LLC

By:

Its:

2

Exhibit C

Unit Transfer Policy

Effective December 31, 2011

1.           Introduction.  This Unit Transfer Policy (“Policy”) of NEDAK Ethanol, LLC (the “Company”) is adopted on this 31st day of December, 2011, by the Board of Directors of the Company pursuant to Section 9.7 of the Company’s Fourth Amended and Restated Operating Agreement dated December 31, 2011 (the “Operating Agreement”).  All terms not otherwise defined herein shall have the meaning ascribed to them in the Operating Agreement.

2.           Procedures.  Unit Holders wishing to Transfer one or more Units must do the following:

● Send a written request to the Company which contains all of the following:

(a)	The name, address, phone number or other convenient method of communications, of the Member(s1) who wishes to Transfer.
(b)	The name, address, phone number or other convenient method of communications, of the proposed transferee(s2).
(c)	A fully completed and executed Transfer and Assignment of Units agreement (“Assignment”) in the form attached to this Policy as Attachment A.3
(d)
At the discretion of the Company, it reserves the right to request a non-refundable check in the amount determined by Company made out to “NEDAK Ethanol, LLC” to cover the costs incurred by the Company respecting the request, which may include administrative expenses and professional fees.4

The foregoing should be sent to the Company at the following address:

NEDAK Ethanol, LLC
Attention: Transfers
87590 Hillcrest Road
P.O. Box 391
Atkinson, Nebraska 68713

● The Company may request additional information respecting the request, including an opinion of the transferor’s counsel, as discussed below.

1 In the case of a jointly owned Unit, all joint owners must submit such information.
2 In the case of a Unit which is to be Transferred as joint ownership, such information is to be submitted for all such proposed transferees.
3 The Board reserves the right to require the parties to execute other appropriate instruments or agreements respecting the Transfer, as the circumstances dictate, in the Board’s determination.
4 The Board reserves the right to require the transferor Member to reimburse the Company for any additional reasonable costs incurred in connection with responding to and effecting a requested Transfer.

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● All Transfer requests will be aggregated and submitted for Board action once every three months.
● The transferor Member will be notified whether the Board has approved the request following the Board meeting in which the request is considered.  In the event a Transfer request is denied, the materials submitted by the Member will be returned, excepting the check.
● If the request for Transfer is granted by the Board, the Transfer will become effective as to the transfer of ownership and as to allocation matters as provided in this Policy.

3.           General Limitations.  The Board has discretion to approve any requested Transfer.  In addition to the information required elsewhere in this Policy, the Board, in connection with its approval of a Transfer, may require the transferor Member to provide an opinion of counsel reasonably acceptable to the Board that: (i) the proposed Transfer, alone or when combined with other transactions, would not result in: (A) a termination of the Company within the meaning of Code Section 708 (or, if so, that no material adverse tax consequences would result to the Company or the Members by reason of such termination), (B) the Company’s losing its status as a partnership for income tax purposes, or (C) the taxation of the Company as a publicly-traded partnership for income tax purposes; and (ii) the Unit(s) may be Transferred without registration under any applicable Securities Act.

4.           Publicly Traded Partnership Limitations.  Generally speaking, the Code provides that an organization which is a publicly traded partnership (“PTP”) will be treated as a corporation for tax purposes.  Therefore, the Board will not permit a Transfer if the Transfer would cause the Company to be treated as a PTP.  The Code and the Regulations provide that if a specified number of Units are Transferred in any Fiscal Year, the Company will be treated as a PTP (the “PTP Limitations”).  The Code and the Regulations, however, do provide that certain types of Transfers which are not counted toward the PTP Limitations.  Those exemptions are generally the following (collectively, the “Exemptions”):

● A Transfer in which the basis of the Units in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor or is determined under Code Section 732.
● A Transfer at death, including transfers from an estate or testamentary trust.
● A Transfer between members of a family, with family defined to include brothers and sisters, whether by the whole or half blood, spouse, ancestors (parents and grandparents only), and lineal descendants.  Note that uncles, aunts and relatives through marriage are not included in this definition of “family.”  Therefore, a proposed Transfer where the transferees are joint tenants will not fit within this Exemption, unless both joint tenants are related by family as defined in the Regulation.
● A Transfer involving the issuance of Units by (or on behalf of) the Company in exchange for cash, property, or services.
● A Transfer involving distributions from a retirement plan qualified under Code Section 401(a) or an individual retirement account.
● One or more Transfers by a Member and any related persons (within the meaning of Code Sections 267(b) or 707(b)(1)) during any thirty calendar day period of Units aggregating more than 2 % of the total outstanding Units.

4

● A Transfer pursuant to a redemption or repurchase agreement exercisable only on (i) the Member’s death, disability or mental incompetence, or (ii) the retirement or termination of the performance of services by an individual who had actively participated in the Company’s management or performed services on a full-time basis for the Company.
● A Transfer pursuant to a closed end redemption plan (a plan in which (i) the Company only issues Units with the initial offering, and (ii) no Member or person related to any Member provides contemporaneous opportunities to acquire interests in similar or related partnerships which represent substantially identical investments).
● A Transfer by one or more Members of Units representing in aggregate 50 percent or more of the total Units in one transaction or a series of related transactions.

Generally speaking, the Board will not permit a Transfer if it does not meet one of the Exemptions.  Since the PTP Limitations apply on a Fiscal Year basis, there may be instances where the Board may permit a Transfer even if it does not meet one of the Exemptions, to the extent the Company otherwise falls within the PTP Limitations for that Fiscal Year.  The Board reserves the right to make its own determination as to whether (i) a proposed Transfer meets an Exemption, (ii) the Company will stay within the PTP Limitations for a Fiscal Year, and (iii) it should not permit a Transfer in any event.

5.           Conventions Respecting Unit Transfers.

● Ownership:  For purposes of effecting the transfer of ownership in a Unit, any Transfer of a Unit shall be deemed effective (the “Transfer Date”) as of the date: (i) which the Transfer occurs (as reflected by the form of Assignment), (ii) the transferee’s name and address and the nature and extent of the Transfer are reflected in the records of the Company, including the Unit Holder Register, and (iii) all other requirements imposed by the Board respecting such Transfer have been satisfied.

● Allocations: For purposes of the allocation of items of Company profit, gain, loss, deductions and distributions (collectively, along with all Company-related allocations under the Operating Agreement, the “Allocations”), the effective date of a Transfer will be determined by reference to quarterly (on the basis of the Company’s Fiscal Year) interim periods (“Interim Periods”).  On the first day of an Interim Period immediately succeeding the Interim Period in which a Transfer Date occurs (the “Allocation Date”), the Allocations will apply to such Unit(s) Transferred as follows: (i) on the Allocation Date, all Allocations respecting the Transferred Unit(s) applicable on or after the Allocation Date will apply to the transferee, and (ii) prior to the Allocation Date, regardless of the Transfer Date, all Allocations respecting the transferred Unit(s) will be allocated or distributed, as applicable, to the transferor.

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Attachment A to Unit Transfer Policy

TRANSFER, ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP UNITS

THIS TRANSFER AND ASSIGNMENT OF MEMBERSHIP UNITS is made and entered into as of the date set forth on the signature page hereto by and among NEDAK Ethanol, LLC, a Nebraska limited liability company (the “Company”), the party set forth on the signature page hereto as the “Assignor” (“Assignor”), and the party set forth on the signature page hereto as the “Assignee” (“Assignee,” together with Assignor, the “Transfer Parties”).  Unless otherwise provided herein, all capitalized terms shall have the meanings ascribed to them in the Fourth Amended and Restated Operating Agreement of the Company dated December 31, 2011 (the “Operating Agreement”).

* * *

FOR GOOD AND VALUABLE CONSIDERATION paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by the Transfer Parties, Assignor hereby sells, transfers and assigns to Assignee, all of Assignor’s right, title and interest in and to that number of membership units (the “Assigned Membership Units”) of the Company set forth on the signature page hereto and represented by the certificates referenced on the signature page hereto.

The Assigned Membership Units so transferred shall include, without limitation, the following:

(a)	That portion of Assignor’s capital account reflected on the books of the Company that is attributable to the Assigned Membership Units,

(b)	Assignor’s right, title and interest in and to the assets of the Company and the Profits, Losses and Distributions, if any, of the Company attributable to the Assigned Membership Units; and

(c)	The right to vote as a Member of the Company as provided in the Operating Agreement with attributable to the Assigned Membership Units.

Hereafter, Assignee shall be entitled to exercise all of the rights, powers and privileges, and shall be obligated to perform all of the duties and obligations, of Assignor which may presently or hereafter exist with respect to the Assigned Membership Units.  This Assignment of Membership Units shall be binding on and inure to the benefit of the successors, legal representatives, and assigns of Assignee and Assignor forever.

Assignee hereby acknowledges, represents and warrants to, and agrees with, the Assignor and the Company as follows:

(a)	Assignee has reached the age of majority in the state in which Assignee resides;

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(b)	Assignee is not relying on any information provided by the Company to the Assignee with respect to Assignee’s acquisition of the Assigned Membership Units;

(c)
Assignee acknowledges that the Assigned Membership Units are subject to various restrictions on transfer set forth in the Operating Agreement and agrees that all such restrictions shall apply to the Assigned Membership Units.

(d)
Within five days after receipt of a request from the Company, Assignee hereby agrees to provide such information and to execute and deliver such documents as may reasonably be necessary to comply with any and all provisions of the Operating Agreement and laws, regulations and ordinances to which the Company is subject.

(e)
The foregoing representations, warranties and agreements, together with all other representations and warranties made or given by Assignee to the Assignor and the Company in any other written statement or document delivered in connection with the transactions contemplated hereby, shall be true and correct in all respects on and as of the date of the closing of the assignment of the Assigned Membership Units as if made on and as of such date and shall survive such date.

Assignor hereby covenants that it will, at any time, and from time to time, upon written request therefor, execute and deliver to Assignee any new or confirmatory instruments, and do and perform any and all other acts, which Assignee may reasonably request in order to fully assign, transfer and vest the Assigned Membership Units in Assignee.

Assignee hereby accepts the foregoing assignment, and by signing this document expressly agrees to be bound by all of the terms, covenants, conditions and obligations imposed on or applicable to the Assigned Membership Units, agrees to be bound by the terms and conditions set forth in the Operating Agreement, and assumes and agrees to pay and perform any and all duties, obligations and liabilities which may hereafter arise with respect to the Assigned Membership Units.

ASSIGNEE ACKNOWLEDGES AND UNDERSTANDS THAT THE ASSIGNMENT OF THE ASSIGNED MEMBERSHIP UNITS CONTEMPLATED IN THIS TRANSFER AND ASSIGNMENT OF MEMBERSHIP UNITS WILL BE OF NO FORCE OR EFFECT UNTIL SUCH TIME AS THE COMPANY HAS DETERMINED, IN ITS SOLE AND ABSOLUTE DISCRETION, THAT: (a) SUCH TRANSFER WOULD NOT (i) RESULT IN THE TERMINATION OF THE COMPANY UNDER SECTION 708 OF THE INTERNAL REVENUE CODE, (ii) CAUSE THE COMPANY TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION FOR TAX PURPOSES, OR (iii) CAUSE THE COMPANY TO BE A “PUBLICLY TRADED PARTNERSHIP” UNDER THE INTERNAL REVENUE CODE; (b) THE ASSIGNEE HAS PAID THE COMPANY ANY AND ALL COSTS AND EXPENSES INCURRED BY THE COMPANY IN CONNECTION WITH SUCH TRANSFER; AND (c) THE ASSIGNEE HAS COMPLIED WITH ALL OTHER REQUIREMENTS NECESSARY TO CREATE AN EFFECTIVE TRANSFER OF THE ASSIGNED MEMBERSHIP UNITS.

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Upon the satisfaction of all of the conditions set forth in this Transfer and Assignment of Membership Units and the Operating Agreement, and upon the Company’s acceptance of the transfer pursuant to the immediately preceding paragraph, the Company will issue a new certificate to Assignee representing the Assigned Membership Units, and will make a proper notation of such transfer in the Company’s records.

This Assignment of Membership Units may be executed in multiple counterparts, each of which shall be deemed an original instrument, but all of which together constitute one and the same instrument.

[Remainder of page intentionally left blank]

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INDIVIDUAL ASSIGNOR SIGNATURE PAGE

Dated this ____ day of ______________, 20___.

ASSIGNOR:

Signature:

Printed Name:

Social Security Number or other identification acceptable
to Company:

Number of Assigned Membership Units:

Class of Assigned Membership Units (circle one):

Class A Preferred Units

Class B Preferred Units

Common Units

Certificate No(s). of Assigned Membership Units:

INDIVIDUAL ASSIGNOR ACKNOWLEDGMENT:

STATE OF	)
) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this ____ day of ________, by _________________________.

Notary Public

My Commission Expires:

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ENTITY ASSIGNOR SIGNATURE PAGE

Dated this ____ day of ______________, 20___.

ASSIGNOR:

_______________________________________________
(Assignor name)

By:

Name:

Federal EIN or other identification acceptable to Company: _____________________________________

Number of Assigned Membership Units:

Class of Assigned Membership Units (circle one):

         Class A Preferred Units

         Class B Preferred Units

         Common Units

Certificate No(s). of Assigned Membership Units:

ENTITY ACKNOWLEDGMENT

State of ____________________)
County of __________________) ss.

On this _____ day of ______________, 200__ before me ___________ the undersigned officer, personally appeared ________________ known personally to me to be the ________________ of the above named __________________________ and acknowledged that he/she, as an officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the _____________________ by himself/herself as the _________________ of such ________________________-.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

__________________________________________
Notary Public/Commissioner of Oath

My Commission Expires_________________

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INDIVIDUAL ASSIGNEE SIGNATURE PAGE

ASSIGNEE:

Signature:  ________________________________________________

Printed Name:  _____________________________________________

Social Security Number or other identification acceptable
to Company: ______________________________________________

INDIVIDUAL ASSIGNEE ACKNOWLEDGMENT:

STATE OF    _________                      )
  ) ss.
COUNTY OF _________                     )

The foregoing instrument was acknowledged before me this ____ day of _____________, by _________________________.

________________________________________
Notary Public

My Commission Expires:

_____________________________________

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ENTITY ASSIGNEE SIGNATURE PAGE

Dated this ____ day of ______________, 20___.

ASSIGNEE:

_______________________________________________
(Assignee name)

By:

Name:

Federal EIN or other identification acceptable to Company: _____________________________________

Number of Assigned Membership Units:

Class of Assigned Membership Units (circle one):

         Class A Preferred Units

         Class B Preferred Units

         Common Units

Certificate No(s). of Assigned Membership Units:

ENTITY ACKNOWLEDGMENT

State of ____________________)
County of __________________) ss.

On this _____ day of ______________, 200__ before me ___________ the undersigned officer, personally appeared ________________ known personally to me to be the ________________ of the above named __________________________ and acknowledged that he/she, as an officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the _____________________ by himself/herself as the _________________ of such ________________________-.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

__________________________________________
Notary Public/Commissioner of Oath

My Commission Expires_________________

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Consent to the Transfer and Assignment of Membership Units:

THE COMPANY:

NEDAK Ethanol, LLC,
a Nebraska limited liability company

Signature:        ___________________________________________

Printed Name:  ___________________________________________

Title: __________________________________________________

Date:   _________________________________________________

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